UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
March 14, 2025
Date of Report (Date of earliest event reported)
_____________________
Huron Consulting Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50976	01-0666114
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)
550 West Van Buren Street
Chicago, Illinois
60607
(Address of principal executive offices)
(Zip Code)
(312) 583-8700
(Registrant’s telephone number, including area code)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HURN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 8.01.    Other Information.
On March 14, 2025, the Company's Board of Directors (the "Board") authorized a $200 million increase to the current share repurchase program to a total authorization of $700 million. Additionally, the Board authorized an extension of the share repurchase program pursuant to which the Company may repurchase its common stock through December 31, 2026.
The amount and timing of the repurchases will be determined by management and will depend on a variety of factors, including the trading price of the Company's common stock, capacity under the Company's credit facility, general market and business conditions, and applicable legal requirements. The repurchase program may be suspended, modified, or discontinued at any time and the Company has no obligation to repurchase any specific value or number of common shares under the share repurchase program.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huron Consulting Group Inc.
(Registrant)

Date:	March 14, 2025	/s/ JOHN D. KELLY
John D. Kelly
Executive Vice President, Chief Financial Officer, and Treasurer